                                                                  Exhibit 4(b)

                          CERTIFICATE OF DESIGNATIONS
                                      OF
                       PERSONAL COMPUTER PRODUCTS, INC.

                  Certificate of the Designation, Preferences
                    and Relative and Special Rights of the
               5% Series B Convertible Preferred Stock, and the
             Qualifications, Limitations, or Restrictions thereof
         Not set forth in the Certificate of Incorporation as Amended.
                ______________________________________________

            Pursuant to Section 151 of Title 8 of the Delaware Code
                ______________________________________________

      We, the undersigned, Edward W. Savarese, Chairman of the Board, President and Chief Executive Officer, and Gerry B. Berg, Executive Vice President, Chief Financial Officer and Secretary, of Personal Computer Products, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of the Corporation by unanimous written consent:

      RESOLVED, that, pursuant to authority expressly granted to and vested in the Board of Directors by the provisions of the Certificate of Incorporation, as amended, the Board of Directors hereby creates a series of 117 shares of 5% Series B Convertible Preferred Stock of the Corporation (such series being hereinafter called the "Convertible Preferred Stock"), and hereby fixes the powers, designation, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof (in addition to those provisions set forth in the Certificate of Incorporation, as amended, which are applicable to the Convertible Preferred Stock), as follows:

     (1) The distinctive designation of the Convertible Preferred Stock series shall be "5% Series B Convertible Preferred Stock". The number of shares which shall constitute such Convertible Preferred Stock shall be 117 shares, and such number shall not be increased.

     (2) All shares of Convertible Preferred Stock shall have a par value of $1,000 per share and shall be of equal rank with each other.

     (3) The amount payable on shares of the Convertible Preferred Stock in the event of any involuntary or voluntary liquidation, dissolution, or winding up of the affairs of the Corporation shall be $10,000 per share, together with accrued dividends to the date of distribution or payment, whether or not earned or declared, and such amount shall be paid before any distribution is made to holders of any junior stock, including Common Stock of the Corporation. The Convertible Preferred Stock shall be junior, as to payment in the event of any involuntary or voluntary liquidation, dissolution or winding up of the affairs of the Corporation, to the rights and preferences of any 5% Convertible Preferred Stock of the Corporation.

     (4) The holders of Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, but only out of surplus or net profits legally available for the payment thereof, cumulative cash dividends at the annual rate of $500 per share, payable annually on the 15th day of January in each year, to stockholders of record on the respective dates fixed for the purpose by the Board of Directors in advance of payment of each particular dividend.

     (5) Dividends on the Convertible Preferred Stock shall be payable before any dividends on any junior stock (including Common Stock of the Corporation) shall be paid or set aside for payment, and shall be cumulative from the date of issuance of shares of Convertible Preferred Stock. The Convertible Preferred Stock shall be junior, as to dividends, to the rights of any 5% Convertible Preferred Stock of the Corporation.

                                                                  Exhibit 4(b)

     (6) Convertible Preferred Stock shall be convertible at any time at the option of the holder thereof into full-paid and non-assessable shares of Common Stock (the "Common Shares") of the Corporation at a conversion price of $1.05 per Common Share, or a conversion rate ("Conversion Rate") of 9,523.81 Common Shares for each share of Convertible Preferred Stock. The Conversion Rate shall be subject to adjustment as provided below. Upon such conversion, no allowance or adjustment shall be made for dividends on either class of stock, but all accrued and unpaid dividends on any shares of Convertible Preferred Stock as of the time of conversion shall be forgiven and eliminated.

     (7) In order to convert shares of the Convertible Preferred Stock into Common Shares, the holder thereof shall deliver to the principal office of the Corporation the certificate or certificates therefor, duly endorsed to the Corporation or endorsed in blank and accompanied by appropriate instruments of transfer to the Corporation and shall give written notice to the Corporation at said office that he elects to convert such shares. Shares of the Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date of surrender of such shares for conversion in accordance with the foregoing provision (the "Conversion Date"), and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of holders of such Common Shares at such time. As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver at the said office a certificate or certificates for the number of full Common Shares issuable upon such conversion, together with a cash payment in lieu of any fraction of a Common Share as hereinafter provided, to the person or persons entitled to receive the same or to the nominee or nominees of such person or persons.

     (8) The Conversion Rate shall be adjusted from time to time as follows:

           (a) In case the Corporation shall (i) pay a dividend on its Common Shares in other Common Shares, (ii) subdivide its outstanding Common Shares, (iii) combine its outstanding Common Shares into a smaller number of Common Shares, or (iv) issue by reclassification of its Common Shares any other shares of the Corporation (including in connection with a merger in which the Corporation is a surviving corporation), the Conversion Rate in effect at the time of the record date for such dividend or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of each share of the Convertible Preferred Stock converted after such time shall be entitled to receive the aggregate number and kind of shares which, if such share of the Convertible Preferred Stock had been converted immediately prior to such time, the holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any of the events listed above shall occur.

           (b) In case the Corporation shall issue rights or warrants to the holders of its Common Shares entitling them (for a period expiring within 45 days after the record date for determination of the stockholders entitled to receive such rights or warrants) to subscribe for or purchase Common Shares at a price per share less than the Current Market Price per share (as defined below) on such record date, then in each such case the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights or warrants plus the number of additional
     Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights or warrants plus the number of Common Shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price. Such adjustment shall be made whenever any such rights or warrants are issued, and shall apply to conversions made subsequent to the record date for the determination of stockholders entitled to receive such rights or warrants.

           (c) In case the Corporation shall distribute to holders of its Common Shares (including any such distribution made pursuant to a merger or consolidation in which the Corporation is the surviving corporation, but excluding cash dividends paid or cash or property distributions made out of current or retained earnings available for such purpose as determined in accordance with generally accepted accounting principles) any assets, evidences of its indebtedness or other securities of the Corporation, then in each such case the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the record date for determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per Common Share (as defined below) on such record date, and of which the denominator shall be such Current Market Price per Common

     Share less the fair value (as determined by a resolution of the Board of Directors of the Corporation, after consultation with its investment bankers, which determination shall be conclusive), of the portion of the assets, evidences of its indebtedness or other securities so to be distributed applicable to one Common Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively with respect to conversions made subsequent to the record date for the determination of stockholders entitled to receive such distribution.

           (d) For the purpose of any computation hereunder, the Current
     Market Price per Common Share on any date shall be deemed to be the average of the daily Closing Prices for 30 consecutive Trading Days selected by the Corporation commencing not more than 45 Trading Days before the date in question. The term "Closing Price" on any day shall mean the reported last sale price per Common Share on such day or in case no such sale takes place on such day, the average of the reported closing bid and asking prices in each case on the principal national securities exchange or National Market System on which the Common Shares are listed or admitted to trading, or, if the Common Shares are not so listed or admitted to trading, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, by the National Quotation Bureau, Incorporated, or any successor thereof, of, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose; and the term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not so listed or admitted to trading, a day on which banking institutions in the Borough of Manhattan, City of New York, State of New York, are not authorized or obligated to close.

           (e) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this clause) would require an increase or decrease of at least 1% in the number of Common Shares into which each share of the Convertible Preferred Stock is then convertible; provided, however, that any adjustments which by reason of this clause are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this clause shall be made to the nearest one-hundredth of a share.

           (f) The Board of Directors may make such adjustments in the Conversion Rate, in addition to those required hereunder, as shall be necessary to resolve any ambiguity or correct any error under this Subdivision, and its action in so doing, as evidenced by a Board resolution, shall be final and conclusive.

           (g) In any case of reclassification of Common Shares (other than a reclassification of the Common Shares referred to in the proceeding clauses of this Subdivision), any consolidation or merger of the Corporation with or into another corporation or any sale or conveyance to another corporation (other than a wholly-owned subsidiary of the Corporation) of all or substantially all of the property of the Corporation, the holder of a share of the Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of Common Shares into which such share of the Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, sale or conveyance and shall have no other conversion rights with regard to such share of Convertible Preferred Stock. In the event of such a reclassification, consolidation, merger, sale or conveyance, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise so that the Conversion Rate applicable to any stock or other securities or property into which the shares of the Convertible Preferred Stock shall then be convertible shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provision with respect to the Common Shares contained in the foregoing clauses of this Subdivision, and the other provisions of this Subdivision with respect to the Common Shares shall apply on terms as nearly equivalent as practicable to any such other shares of stock and other securities and property deliverable upon conversion of shares of the Convertible Preferred Stock.

                                                                   Exhibit 4(b)

           (h) Whenever any adjustment is required in the Conversion Rate or otherwise under this Subdivision, the Corporation shall forthwith mail a statement describing in reasonable detail the adjustment and the method of calculation used to the holders of record of Convertible Preferred Stock, indicating the effective date of such adjustment.

(9)  In case:

           (a) The Corporation shall declare a dividend (or any other distribution) on its Common Shares other than a cash dividend or a distribution paid out of available current or retained earnings determined in accordance with generally accepted accounting principles; or

           (b) The Corporation shall authorize the granting to the holders of its Common Shares of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

           (c) Of any reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares or Common Shares), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation, or of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, or

           (d) The Corporation proposes to take any other action that would require an adjustment of the Conversion Rate; then the Corporation shall cause to be mailed to each record holder of Convertible Preferred Stock at least 20 days (or 10 days in any case specified in Clause (a) or (b)) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution of rights, or, if a record is not to be taken, the date as of which the holder of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation winding up or other action is expected to become effective and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action.

     (10) The Corporation shall at all timed reserve and keep available out of its authorized but unissued Common Shares, for the purpose of issuance upon conversion of the Convertible Preferred Stock, the full number of Common Shares then issuable upon the conversion of all shares of the Convertible Preferred Stock then outstanding.

     (11) The Corporation will pay any and all taxes that may be payable in respect of the issuance or delivery of Common Shares on conversion of shares of the Convertible Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involving issue and delivery of Common Shares in the name other than that in which the shares of the Convertible Preferred Stock so converted were registered, and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (12) For the purposes hereof, the term "Common Shares" shall include any shares of the Corporation of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation.

     (13) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Convertible Preferred Stock. If any such conversion would otherwise require the issuance of a fractional share, an amount equal to such fraction multiplied by the Closing Price (determined as provided in clause (d) of Subdivision (8) above) of the Common Shares on the day of conversion shall be paid to the holder in cash by the Corporation. If on such date there is no Closing Price, the fair value of a Common Share on such date, as determined by the Board of Directors, shall be used. All shares of Convertible Preferred Stock purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall be canceled.

                                                                 Exhibit 4(b)

     (14) Each holder of Convertible Preferred Stock shall be entitled to receive the same annual, periodic and other reports or communications sent by the Corporation to holders of Common Shares, including, but no limited to, notices of meeting of stockholders and proxy or information statement materials required to be sent to stockholders under the Securities Exchange Act of 1934. The Corporation will mail such reports, communications, notices and proxy or other materials to holders of record of Convertible Preferred Stock in the same manner as mailings are made to holders of record of Common Shares.

     (15) The holders of Convertible Preferred Stock shall have no voting rights except as may be expressly conferred by statute.

     (16) While any shares of Convertible Preferred Stock remains outstanding, the Corporation will not issue any shares of Preferred Stock (regardless of series) having dividend or liquidation rights or preferences senior to the Convertible Preferred Stock without the consent of the holders of two-thirds of the outstanding shares of Convertible Preferred Stock.

     IN WITNESS WHEREOF, this Certificate is made under the seal of PERSONAL COMPUTER PRODUCTS, INC. and signed by Edward W. Savarese, as Chairman of the Board, President and Chief Executive Officer, and Gerry B. Berg as Secretary, this 3rd day of February, 1995.

                                   PERSONAL COMPUTER PRODUCTS, INC.

                                   BY: Edward W. Savarese
                                       --------------------------------
                                       Chairman of the Board, President
                                       and Chief Executive Officer


                       ATTEST:

                                   BY: Gerry B. Berg
                                       --------------------------------
                                             Secretary

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